     As filed with the Securities and Exchange Commission on August 22, 1995
                                          Registration No. 33-88944
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                   FORM S-3/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               BLYTH HOLDINGS INC.
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

          Delaware                                     94-3046892
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                    (Identification Number)


                      989 East Hillsdale Blvd., Suite #400
                              Foster City, CA 94404
                                 (415) 571-0222
   (Address, including zip code and telephone number, including area code, of
                    Registrant's principal executive offices)
                         -------------------------------

                                MICHAEL J. MINOR
                             Chief Executive Officer
                               Blyth Holdings Inc.
                      989 East Hillsdale Blvd., Suite #400
                             Foster City, CA 94404
                                 (415) 571-0222
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                        ---------------------------------

                                    COPY TO:
                             JUDITH M. O'BRIEN, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (415) 493-9300
                        --------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statment for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    ----------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[SIDE LEGEND] INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1995

                               BLYTH HOLDINGS INC.
                                 620,833 Shares
                                  Common Stock

     All reference herein to "Blyth" or the "Company" means Blyth Holdings Inc., unless otherwise indicated by the context.

     The 620,833 shares of Blyth common stock covered by this Prospectus (the "Shares") are offered for the account of certain stockholders of Blyth (the "Selling Stockholders"). The Selling Stockholders acquired the Shares in connection with a private placement of the Company's Common Stock ("1993 Private Placement") effected by the Company in 1993 pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act").

     The Selling Stockholders may sell the Shares from time to time in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. See "Plan of Distribution." Each Selling Stockholder has advised the Company that no sale or distribution other than as disclosed herein will be effected until after this Prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

     All expenses of registration of the Shares, estimated to be approximately $25,000, shall be borne by the Company. Normal commission expenses and brokerage fees and any applicable transfer taxes, are payable individually by the Selling Stockholders.

     Each of the Selling Stockholders may be deemed to be an "underwriter" as such term is defined in the Act.

     The Company's Common Stock trades in the Nasdaq National Market ("NASDAQ/NMS") under the symbol "BLYH." On August 22, 1995, the last sale price of the Company's Common Stock on the NASDAQ/NMS was $2.50 per share.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------
                         Price     Underwriting   Proceeds to    Proceeds to
                          to       Discounts and      the          Selling
                         Public    Commissions     Company       Stockholders
                       ---------  -------------   -----------    ------------
Per Share . . . . . .    See Text   See Text      See Text       See Text
  Total . . . . . . .     Above      Above         Above          Above
- -------------------------------------------------------------------------------

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or the solicitation of an offer to buy securities to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.


                 The date of this Prospectus is _________, 1995

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K. Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering of the Company's Common Stock hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

     (2) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     (3) the Company's definitive proxy statement dated July 17, 1995, filed in connection with the August 22, 1995 Annual Meeting of Stockholders of the Company;

     (4) the Company's current report on Form 8-K dated July 13, 1995 filed with the Commission on July 14, 1995; and

     (5) the description of the Company's capital stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission on December 22, 1987.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been or may be incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the Company at 989 East Hillsdale Boulevard, Foster City, California 94404, Attention: Vice President, Finance and Administration (telephone number:
(415) 571-0222).


                                   THE COMPANY


     Blyth Holdings Inc. develops, markets and supports software products for the development and deployment of client applications for accessing multi-user databases in workgroup and enterprise-wide client/server computing. The Company's OMNIS family of products is used by corporations, system integrators, small business and consultants to deliver custom information management applications for a wide range of uses including financial management, decision support, executive information, sales and marketing and multi-media authoring systems. In addition to these products, the Company provides consulting, technical support and training to clients to help them plan, analyze, implement and maintain applications software based on the Company's technology.

     The Company was incorporated under the laws of the State of Delaware on August 5, 1987 pursuant to a reorganization of predecessor companies originally incorporated under the laws of England in 1983. Blyth Holdings Inc. is the holding company for a group of companies which includes two operating companies, Blyth Software Limited, a limited liability company organized under the laws of England, and Blyth Software Inc., a California corporation. As used herein, the "Company" refers to Blyth Holdings Inc. and its consolidated subsidiaries.

                             1993 PRIVATE PLACEMENT


     In connection with its 1993 Private Placement, the Company issued 620,833 shares of Common Stock to the Selling Stockholders. Pursuant to the terms of the Common Stock Purchase Agreement dated March 31, 1993, as amended, and the related registration rights agreement dated March 31, 1993, the purchasers were granted certain rights to cause the Company register the shares issued in the 1993 Private Placement. This Prospectus covers all 620,833 of those shares.


                                 INDEMNIFICATION


     The Company has agreed to indemnify the Selling Stockholders with respect to certain liabilities in connection with the sale of Shares pursuant to this Prospectus, including liabilities under the Act. In addition, the Selling Stockholders have agreed to indemnify the Company, its directors and officers against certain liabilities incurred as a result of information provided by the Selling Stockholders for use in this Prospectus.


                              PLAN OF DISTRIBUTION


     The Selling Stockholders may sell the Shares, in whole or in part, from time to time in the over-the-counter market at prices and on terms prevailing at the time of any such sale. Any such sales may be made in brokers' transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved. The Selling Stockholders will pay brokerage commissions or discounts, if any, with respect to the sale of Shares in amounts customary for the type of transaction effected.

     Each Selling Stockholder has advised the Company that during such time as such Selling Stockholder may be engaged in the attempt to sell Shares registered hereunder, such person will: (i) not engage in any stabilization activity in connection with any of the Company's securities; (ii) cause to be furnished to each person to whom Shares included herein may be offered, and to each broker-dealer, if any, through whom Shares are offered, such copies of this Prospectus, as supplemented or amended, as may be required by such person; and (iii) not bid for or purchase any of the Company's securities or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or rights to acquire the Company's securities other than as permitted under the Act and the Exchange Act.

     The Selling Stockholders, and any other persons who participate in the sale of the Shares, may be deemed to be "underwriters" as defined in the Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of the Shares, may be deemed to be underwriting discounts and commissions under the Act.

     The Company has agreed to maintain the effectiveness of this Registration Statement until the earlier of the sale of all the Shares registered pursuant to this Prospectus or 180 days from the effective date hereof. No sales may be made pursuant to this Prospectus after such date unless the Company amends or supplements this Prospectus to indicate that it has agreed to extend such period of effectiveness.


     All expenses of registration of the Shares, estimated to be approximately $25,000 shall be borne by the Company. Normal commission expenses and brokerage fees and any applicable transfer taxes, are payable by the Selling Stockholders.


                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of January 30, 1995 with respect to the Selling Stockholders:


                                             COMMON STOCK        COMMON STOCK
                                             OWNED PRIOR         TO BE OWNED
     NAME OF SELLING SHAREHOLDER             TO OFFERING         AFTER OFFERING
    -----------------------------            -----------         --------------
General Reinsurance Corp.                    250,000                  0
Amerindo Technology Partners, Ltd.*          62,500                   0
Los Angeles Fire * Police Pension Plan*      250,000                  0
University of British Columbia Staff
Pension Plan*                                 58,333                  0
                                             -------                ----
                                             620,833

- -----------------------
* Amerindo Investment Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, has shared voting and dispositive power with respect to the shares owned by all three of the Selling Stockholders. Amerindo Investment Advisors Inc. disclaims beneficial ownership of all of these shares except with respect to its 1% interest as General Partner of Amerindo Technology Partners, Ltd.


     No Selling Stockholder has had any material relationship with the Company or any of its predecessors or affiliates within the last three years.

                                  LEGAL MATTERS


     Certain legal matters relating to the validity of the Common Stock offered hereby will be passed upon for the Company by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                     EXPERTS

     The consolidated financial statements and related financial statement schedule of Blyth Holdings Inc. as of March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995 incorporated in this Prospectus by reference from the Company's Annual Report of Form 10-K for the year ended March 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than commissions. All expenses of registration of the Shares will be borne by the Company. Any fees for counsel to a Selling Stockholder will be borne by said Selling Stockholder. All of the amounts shown are estimates except the registration fee.


          Registration fee                                    1,123
          Legal fees and expenses                            15,000
          Accounting fees and expenses                        7,500
          Miscellaneous                                       1,377
                                                             ------
                   Total                                    $25,000
                                                             ------
                                                             ------

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty except that a director may be liable (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for any violation of Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company have implemented the applicable statutory framework by requiring that the Company indemnify its officers and directors to the extent permitted by Delaware law. In addition, the Bylaws grant the Company the right to indemnify employees and agents of the Company in accordance with Delaware law to the extent determined by the Board of Directors.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Company has entered into indemnity agreements with each of its directors, executive officers and key employees and with the directors, executive officers and key employees of its subsidiaries that provide the maximum indemnity allowed to directors and executive officers by the Delaware General Corporation Law, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Company, on account of their services as directors or executive officers of the Company or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Company. The Company will not be obligated pursuant to such agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement or any statute or law. Under the indemnification agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) with respect to any claim, issue or matter as to which the indemnified party shall have been adjudged by a court to be liable to the Company in the performance of his duty to the Company unless such court determines indemnification for such expenses as determined is appropriate;
(iii) on account of any suit against the indemnified party for profits arising out of a purchase or sale by the indemnified party of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute; (iv) any acts or omissions or transactions from which a director may not be relieved of liability under applicable law; and (v) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to such indemnified person by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

     The indemnification provision in the indemnity agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities arising under the Securities Act.

Item 16.  EXHIBITS

           4.1 Common Stock Purchase Agreement dated March 31, 1993 by and among the Company and General Reinsurance Corp.(1)

           4.2 Amendment to Common Stock Purchase Agreement dated May 14, 1993 by and among the Company, General Reinsurance Corp. and the Selling Stockholders, including all exhibits thereto.(1)

           4.3 Certificate of Incorporation of the Company, as amended.(2)

           4.4 Specimen Common Stock Certificate of Blyth Holdings Inc.(3)

           5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.(4)

          23.1 Consent of Deloitte & Touche LLP (included as page II-6 of the Registration Statement).

          23.2 Consent of Counsel (included in Exhibit 5.1).(4)

          24.1 Power of Attorney.(4)

- --------------------------
(1) Incorporated by reference from Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on June 29, 1994.

(2) Incorporated by reference from Registration Statement on Form S-8 (Registration Statement No. 33-46166) filed by the Company with the Securities and Exchange Commission on March 2, 1992.

(3) Incorporated by reference from Registration Statement on Form S-1 (Registration No. 33-16764) filed by the Company with the Securities and Exchange Commission on October 16, 1987.

(4)  Previously filed.

Item 17.  UNDERTAKINGS


     1.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakeds that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 18th day of August, 1995.


                                             BLYTH HOLDINGS INC.



                                             By:   /s/ Michael J. Minor
                                                  -----------------------
                                                  Michael J. Minor
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                   CAPACITY IN WHICH SIGNED             DATE
- ------------------------      ------------------------------     --------------

  /s/ Michael J. Minor   Chief Executive Officer and Chairman    August 18, 1995
- -----------------------  of the Board of Directors (Principal
Michael J. Minor         Executive Officer)


         *               President and Chief Operating Officer   August 18, 1995
- -----------------------  and Director (Principal Financial
Stephen Lorentzen        Officer and Principal Accounting
                         Officer)


         *
- -----------------------  Vice Chairman of the Board of           August 18, 1995
Richard J. Hanschen      Directors


- -----------------------  Director                                August 18, 1995
William E. Konrad


          *
- -----------------------  Director                                August 18, 1995
Albert Yu


     *By: /s/ Michael J. Minor
         ------------------------------------
          Michael J. Minor
          (Attorney-in-Fact)

                                                        EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-88944 of Blyth Holdings Inc. on Form S-3 of our report dated May 16, 1995 (June 27, 1995 with respect to Note 13), appearing in the Annual Report on Form 10-K of Blyth Holdings Inc. for the year ended March 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

San Jose, California
August 18, 1995

                                  EXHIBIT INDEX


EXHIBIT                                                            SEQUENTIALLY
NUMBER                     DESCRIPTION                             NUMBERED PAGE
- ------        -------------------------------------                -------------

4.1      Common Stock Purchase Agreement dated March 31, 1993
         by and among the Company and General Reinsurance Corp.(1)

4.2      Amendment to Common Stock Purchase Agreement dated
         May 14, 1993 by and among the Company, General
         Reinsurance and the Selling Stockholders, including all exhibits thereto.(1)

4.3      Certificate of Incorporation of the Company, as amended.(2)

4.4      Specimen Common Stock Certificate of Blyth Holdings Inc.(3)

5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.(4)

23.1 Consent of Deloitte & Touche LLP (included as page II-6 of the Registration Statement).

23.2     Consent of Counsel (included in Exhibit 5.1).(4)

24.1     Power of Attorney.(4)

- --------------------------
(1) Incorporated by reference from Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on June 29, 1994.

(2) Incorporated by reference from Registration Statement on Form S-8 (Registration Statement No. 33-46166) filed by the Company with the Securities and Exchange Commission on March 2, 1992.

(3) Incorporated by reference from Registration Statement on Form S-1 (Registration No. 33-16764) filed by the Company with the Securities and Exchange Commission on October 16, 1987.

(4)  Previously filed.